UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 26, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75,254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers
Cash Incentive Bonuses, Equity Awards and 2013 Salary Adjustments. On February 26, 2013, the Board of Directors (the “Board”) of the Company approved the recommendations of the Compensation Committee of the Board (the “Committee”) with respect to the 2012 annual cash incentive bonuses as set forth in the following table. On February 26, 2013, the Board also approved the recommendations of the Committee with respect to annual equity awards pursuant to the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan (the “Stock Plan”), with a grant date of March 4, 2013, for each of the Company’s executive officers, each as set forth in the following table. On February 26, 2013, the Board also approved the recommendations of the Committee with respect to salary adjustments for 2013 effective January 1, 2013, as set forth in the following table:

Executive Officer	Cash Incentive Bonus[1]	Equity Awards (#)	2013 Salary
Monty J. Bennett, Chairman of the Board and Chief Executive Officer	$1,400,000	150,000	$800,000
Douglas A. Kessler, President	$825,000	250,000	$625,000
David A. Brooks, Chief Operating Officer	$531,250	220,000	$475,000
David J. Kimichik, Chief Financial Officer	$337,500	150,000	$425,000
Jeremy Welter, Executive Vice President, Asset Management	$315,000	150,000	$425,000
Mark Nunneley, Chief Accounting Officer	$206,250	125,000	$310,000
Archie Bennett, Jr., Chairman Emeritus		150,000
 _________________________
1 Payable by the Company on or about March 4, 2013
Each executive has the option of receiving his respective equity awards in the form of restricted stock or LTIP units, and all such awards will vest over a three year period from the grant date. The equity awards will be issued pursuant to award agreements entered into by the company and the executive officer, consistent with prior year awards.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 4, 2013

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel